UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               March 16, 2012

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Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500
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Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Equity Awards Granted in Connection with Executive Officer Designations

As previously reported in the Form 8-K filed by Joy Global Inc. (the “Company”) on March 18, 2013, Michael W. Sutherlin, the Company’s President and Chief Executive Officer, intends to retire from the Company and expects to relinquish his duties as President and Chief Executive Officer in December 2013. As part of the Company’s succession process, the Board of Directors designated Edward L. Doheny, Executive Vice President and Chief Operating Officer of the Underground Mining Equipment division, to be appointed as President and Chief Executive Officer and Randal W. Baker, Executive Vice President and Chief Operating Officer of the Surface Mining Equipment division, to be appointed as corporate Chief Operating Officer, with such appointments to occur in December 2013.

In connection with these designations, on March 16, 2013, the Human Resources and Nominating Committee (the “Committee”) of the Company’s Board of Directors granted equity awards to Messrs. Doheny and Baker under the Joy Global Inc. 2007 Stock Incentive Plan (the “Plan”). Mr. Doheny’s equity award consisted of 20,000 stock options, 7,000 restricted stock units and performance shares in the amount of 3,500, 7,000 or 10,500 shares based on the achievement of threshold, target or maximum performance, respectively, under performance criteria established by the Committee. Mr. Baker’s award consisted of 15,000 stock options, 5,000 restricted stock units and performance shares in the amount of 2,500, 5,000 or 7,500 shares based on the achievement of threshold, target or maximum performance, respectively, under performance criteria established by the Committee. The stock options, restricted stock units and performance shares granted to Messrs. Doheny and Baker have terms that are consistent with the terms of the respective type of award granted by the Company under the Plan, as described in the Company’s 2013 annual meeting proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: March 21, 2013	By:	/s/ James E. Agnew
James E. Agnew
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)